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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

                          NEXTEL COMMUNICATIONS, INC.

     Each of the undersigned directors and officers of NEXTEL Communications, Inc., a Delaware corporation (the "Company"), which Company intends to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 a Registration Statements on Form S-4 pertaining to or for use in connection with the acquisition of American Mobile Systems Incorporated, does hereby constitute and appoint Elizabeth G. Long, Jack A. Markell, Louis Salamone, Jr. and Thomas J. Sidman, and each of them, each with full power to act without the other and with full power of substitution and resubstitution, as attorneys or attorney to sign and file in his or her name, place and stead, in any and all capacities, such Registration Statement, any and all amendments and exhibits thereto, and any and all other documents to be filed with the Securities and Exchange Commission pertaining to or relating to such Registration Statement, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

     Executed as of the dates set forth opposite our names:

                    NAME                                   TITLE                     DATE
- ---------------------------------------------  ------------------------------   ---------------
              /s/  Wayland R. Hicks            Chief Executive Officer and         May 30, 1995
             (Wayland R. Hicks)                Director (Principal Executive
                                               Officer)

             /s/  Louis Salamone, Jr.          Vice President and Chief            May 24, 1995
            (Louis Salamone, Jr.)              Financial Officer (Principal
                                               Financial Officer)

                 /s/  Ann S. Poh               Controller (Principal               May 30, 1995
                (Ann S. Poh)                   Accounting Officer)

              /s/  Brian D. McAuley            President and Director              May 30, 1995
             (Brian D. McAuley)

              /s/  Morgan E. O'Brien           Chairman of the Board               May 30, 1995
             (Morgan E. O'Brien)

             /s/  Joel A. Schleicher           Director                            May 30, 1995
            (Joel A. Schleicher)

                /s/  Robert Cooper             Director                            May 30, 1995
               (Robert Cooper)

              /s/  Masaaki Torimoto            Director                            May 24, 1995
             (Masaaki Torimoto)

              /s/  Koichiro Hayashi            Director                            May 30, 1995
             (Koichiro Hayashi)

              __________________               Director
                (Scot Jarvis)